This information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated December 1, 2016
Preliminary Prospectus Supplement
(To Prospectus dated April 7, 2014)
             Shares

Enservco Corporation
Common Stock

We are offering shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the NYSE MKT under the symbol “ENSV.” The last reported sale price of our common stock on the NYSE MKT on November 30, 2016 was $0.67 per share.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated or deemed incorporated by reference herein and therein.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Offering proceeds to us, before expenses	$	$

(1)	See “Underwriting” for a description of the compensation payable to the underwriter.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Certain of our existing stockholders have indicated an interest in purchasing an aggregate of up to approximately $500,000 in shares of our common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter could determine to sell more, less or no shares to any of these potential purchasers, and any of these potential purchasers could determine to purchase more, less or no shares in this offering.

We have granted the underwriter the right to purchase up to             additional shares of our common stock. The underwriter can exercise this right at any time within 30 days after the offering.

The underwriter expects to deliver the shares of our common stock to purchasers on or about             , 2016.
William Blair

               , 2016

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration or continuous offering process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and updates certain earlier-dated information. The second part is the accompanying prospectus, dated May 5, 2014, including the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined.

Before you invest in our common stock, we urge you to carefully read all of the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus form a part. The incorporated documents are described in this prospectus supplement under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

To the extent that any statement in this prospectus supplement is inconsistent with a statement in the accompanying prospectus or any documents incorporated by reference herein or therein, the statement made in this prospectus supplement will be deemed to modify or supersede that made in the accompanying prospectus or such other document. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date will be deemed to modify or supersede the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus distributed by us. We have not, and the underwriter has not, authorized anyone to provide you with additional, different or inconsistent information. We are not, and the underwriter is not, making an offer to sell or soliciting an offer to buy shares of our common stock in any jurisdiction where such offer or sale is not permitted.

You should not assume that the information provided by this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates. You should not assume that the information incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than the date of the document incorporated by reference, even if this prospectus supplement is delivered, or shares of our common stock are sold, on a later date. Our business, financial condition, results of operations, and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain and incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify forward-looking statements by terms such as “anticipate,” “could,” “project,” “intend,” “estimate,” “expect,” “believe,” “predict,” “budget,” “goal,” “plan,” “forecast,” “target” and other similar expressions.

All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, many factors could cause our actual results to differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, including, among others, the risks set forth in the section of this prospectus supplement entitled “Risk Factors” and included or incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the following factors:

●
capital requirements and uncertainty of obtaining additional funding on terms acceptable to us;
●
price volatility of oil and natural gas prices, and the effect that lower prices may have on our customers’ demand for our services, the result of which may adversely impact our revenues and stockholders' equity;
●
a decline in oil or natural gas production, and the impact of general economic conditions on the demand for oil and natural gas and the availability of capital which may impact our ability to perform services for our customers;
●
the broad geographical diversity of our operations which, while expected to diversify the risks related to a slow-down in one area of operations, also adds significantly to our costs of doing business;
●
constraints on us as a result of our substantial indebtedness, including restrictions imposed on us under the terms of our credit facility agreement and our ability to generate sufficient cash flows to repay our debt obligations;
●
our history of losses and working capital deficits which, at times, were significant;
●
adverse weather and environmental conditions;
●
reliance on a limited number of customers;
●
our ability to retain key members of our senior management and key technical employees;
●
impact of environmental, health and safety and other governmental regulations, and of current or pending legislation with which we and our customers must comply;
●
developments in the global economy;
●
changes in tax laws;
●
the effects of competition;
●
the effect of seasonal factors;
●
risks relating to any unforeseen liabilities;
●
federal and state initiatives relating to the regulation of hydraulic fracturing;
●
further sales or issuances of our common stock and the price and volume volatility of our common stock; and
●
our common stock’s limited trading history.

All forward-looking statements, express or implied, contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a brief overview of information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus distributed by us before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement and the financial statements and other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, the terms “Enservco,” “Enservco Corporation,” “the Company,” “we,” “our,” “ours” and “us” refer to Enservco Corporation and its subsidiaries.

Overview

We and our wholly owned subsidiaries provide well enhancement and fluid management services to the domestic onshore oil and natural gas industry. These services include frac water heating, hot oiling and acidizing (well enhancement services), and water transfer, water treatment, water hauling, fluid disposal, frac tank rental (fluid management services) and other general oilfield services. We own and operate a fleet of more than 340 specialized trucks, trailers, frac tanks and other well-site related equipment and serve customers in several major domestic oil and gas fields including the DJ Basin/Niobrara field in Colorado, the Bakken field in North Dakota, the Marcellus and Utica Shale fields in Pennsylvania and Ohio, the Jonah Field, Green River and Powder River Basins in Wyoming, the Eagle Ford Shale and Permian Basin in Texas and the Mississippi Lime and Hugoton Fields in Kansas and the Stack and Scoop plays in the Anadarko Basin in Oklahoma.

We were originally incorporated as Aspen Exploration Corporation (“Aspen”) under the laws of the State of Delaware on February 28, 1980 for the primary purpose of acquiring, exploring and developing oil and natural gas and other mineral properties. During the first half of 2009, Aspen disposed of its oil and natural gas producing assets and, as a result, was no longer engaged in active business operations. On June 24, 2010, Aspen entered into an Agreement and Plan of Merger and Reorganization with Dillco Fluid Service, Inc. (“Dillco”), pursuant to which Dillco became a wholly owned subsidiary of Aspen on July 27, 2010. On December 30, 2010, Aspen changed its name to “Enservco Corporation.”

Corporate Structure

Our business operations are conducted primarily through Heat Waves Hot Oil Service LLC (“Heat Waves”) and Dillco. The below table provides an overview of our current subsidiaries and their activities.

Name	State of Formation	Ownership	Business
Heat Waves Hot Oil Service LLC (“Heat Waves”)	Colorado	100% by Enservco	Oil and natural gas well services, including logistics and stimulation.
Dillco Fluid Service, Inc. (“Dillco”)	Kansas	100% by Enservco	Oil and natural gas field fluid logistic services primarily in the Hugoton Basin in western Kansas and northwestern Oklahoma.
Heat Waves Water Management LLC (“HWWM”)	Colorado	100% by Enservco	Water transfer and water treatment Services
HE Services, LLC (“HES”)	Nevada	100% by Heat Waves	No active business operations. Owns construction equipment that is used by Heat Waves.
Real GC, LLC (“Real GC”)	Colorado	100% by Heat Waves	No active business operations. Owns real property in Garden City, Kansas that is used by Heat Waves.

On November 24, 2015, Heat Waves Water Management LLC (“HWWM”) was organized under the laws of the state of Colorado as our wholly owned subsidiary for the purposes of launching a new water management division.

Effective January 1, 2016, HWWM acquired the water transfer assets from WET Oil Services, LLC including vehicles, high and low volume pumps, manifolds, pipe and other support equipment for water transfer operations. In addition, effective January 1, 2016, HWWM acquired a new water treatment technology utilized in devices, sold under the name of HydroFLOW, and various other water transfer assets including high and low volume pumps, lay flat hose, trailers, generators, pipe and other equipment from HII Technologies, Inc. and its affiliates (“HIIT”). The total purchase price for both acquisitions was approximately $4.0 million dollars. HydroFLOW products offer water treatment services based on patented hydropath technology that can remove bacteria and scale from water using electrical induction to reduce or eliminate down-hole scaling and corrosion. HWWM will provide water transfer services and water treatment services to the onshore oil and natural gas sector.

Overview of Business Operations

As described above, we primarily conduct our business operations through our principal operating subsidiaries, Heat Waves, HWWM and Dillco, which provide oil field services to the domestic onshore oil and natural gas industry. These services include frac water heating, hot oiling, pressure testing, acidizing, water transfer, bacteria and scale treatment, freshwater and saltwater hauling, fluid disposal, frac tank rental, well site construction and other general oil field services. As described in the table above, certain assets utilized by Heat Waves and Dillco in their business operations are owned by other subsidiary entities. We currently operate in the following geographic regions:

●
Eastern USA Region, including the southern region of the Marcellus Shale formation (southwestern Pennsylvania and northern West Virginia) and the Utica Shale formation in eastern Ohio. The Eastern USA Region operations are deployed from Heat Waves’ operations center in Carmichaels, Pennsylvania, which opened in the first quarter of 2011.

●
Rocky Mountain Region, including western Colorado and southern Wyoming (D-J Basin and Niobrara formations), central Wyoming (Powder River and Green River Basins) and western North Dakota and eastern Montana (Bakken formation). The Rocky Mountain Region operations are deployed from Heat Waves’ operations centers in Killdeer, North Dakota, Tioga, North Dakota, Rock Springs, Wyoming and Platteville, Colorado.

●
Central USA Region, including the Mississippi Lime and Hugoton Field in southwestern Kansas, Texas panhandle, and northwestern Oklahoma, the Stack and Scoop plays in the Anadarko Basin in Oklahoma and the Eagle Ford Shale and Permian Basin in Texas. The Central USA Region operations are deployed from operations centers in Garden City, Kansas, Hugoton, Kansas, Okarche, Oklahoma and Jourdanton, Texas.

Management believes that the Company is strategically positioned with its ability to provide its services to a large customer base in key oil and natural gas basins in the United States notwithstanding the current depressed state of the oil and natural gas industry. Management is optimistic that as a result of the significant expenditures the Company has made in new equipment, in combination with expanding into new basins and geographical locations, the Company will be able to further grow and develop its business operations when the industry rebounds, although our ability to do so is clearly subject to domestic and international conditions in the oil and gas industry, which have been adversely impacted by the substantial decline in crude oil prices since July 2014.

Historically, our growth strategy included strategic acquisitions of operating companies and then expanding operations through additional capital investment consisting of the acquisition and fabrication of property and equipment. That strategy also included expanding our geographical footprint and expanding the services it provides. These strategies are exemplified by the following:

(1)
In 2014 and 2015, we spent approximately $24 million and $4.5 million, respectively, for the acquisition and fabrication of additional frac water heating, hot oiling and acidizing equipment.

(2)
To expand our footprint, in early 2010 Heat Waves began providing services in the Marcellus Shale natural gas field in southwestern Pennsylvania and West Virginia, and in September 2011 Heat Waves extended its services into the D-J Basin and Niobrara formations and the Bakken formation through opening new operation centers in southern Wyoming and western North Dakota, respectively. In late 2012, we expanded our operations, through Heat Waves’ Pennsylvania operations center, into the Utica Shale formation in eastern Ohio. Also, in mid-2015, we expanded our operations into the Eagle Ford formation through opening a new operations center in southern Texas. And, in 2016 we have begun to provide some services in the Permian Basin in west Texas.

(3)
To expand our service offerings, in January 2016, we acquired assets for approximately $4.0 million in order to provide water transfer services and bacteria and scaling treatment solutions to our customers in all of our operating areas.

Going forward, and subject to the availability of adequate financing, we expect to continue to pursue our growth strategies of exploring additional acquisitions, potentially expanding the geographic areas in which we operate, diversifying the products and services we provide to customers, and making further investments in our assets and equipment.

Corporate Information

Our executive (or corporate) offices are located at 501 South Cherry Street, Suite 1000, Denver, CO 80246. Our telephone number is (303) 333-3678, and our facsimile number is (720) 974-3417. Our website is www.enservco.com. Information contained on or accessible through our website is not incorporated by reference in or otherwise a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer:	Enservco Corporation

Common stock offered by us:	shares (or shares if the underwriter exercises its option to purchase additional shares in full).

Common stock outstanding immediately after this offering:	shares (or shares if the underwriter exercises its option to purchase additional shares in full).

Option to purchase additional shares:	We have granted the underwriter an option to purchase up to additional shares of our common stock within 30 days from the date of this prospectus supplement.

Use of proceeds:	We intend to use the net proceeds to repay outstanding indebtedness under our revolving credit facility. See “Use of Proceeds.”

Dividend policy:	We have not declared or paid any cash or other dividends on our common stock, and we do not intend to declare or pay any cash or other dividends in the foreseeable future. See “Dividend Policy.”

Risk Factors:
Investing in our common stock involves a high degree of risk. You should carefully read and consider the risks set forth in the section of this prospectus supplement entitled “Risk Factors” and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock.

Underwriting:
William Blair & Company, L.L.C. has agreed, subject to the terms and conditions set forth in the underwriting agreement by and between William Blair & Company, L.L.C. and us, to purchase from us all of the shares of our common stock sold in this offering. See “Underwriting.”

NYSE MKT trading symbol:	“ENSV.”

The number of shares of our common stock to be outstanding after this offering is based on 38,130,160 shares of our common stock outstanding as of November 29, 2016. This number excludes 4,211,168 shares that may be issued pursuant to outstanding awards under our equity compensation plan and 180,001 shares that may be issued pursuant to outstanding warrants at an average exercise price of $0.57. Unless otherwise indicated, the information in this prospectus supplement reflects and assumes no exercise by the underwriter of its option to purchase additional shares.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the risk factors listed below, together with the other information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2015. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer, and you could lose all or part of your investment.

Operations Related Risks

We may be unable to implement price increases or maintain existing prices on our core services.

We periodically seek to increase the prices of our services to offset rising costs and to generate higher returns for our stockholders. Currently, the prices we are able to charge for our services and the demand for our services are depressed. We operate in a very competitive industry and, as a result, we are not always successful in raising or maintaining our existing prices. Additionally, during periods of increased market demand, a significant amount of new equipment may enter the market, which would also put pressure on the pricing of our services. Even when we are able to increase our prices, we may not be able to do so at a rate that is sufficient to offset rising costs. Also, we may not be able to successfully increase prices without adversely affecting our activity levels. The inability to maintain our prices or to increase the prices of our services to offset rising costs increase could have a material adverse effect on our business, financial position and results of operations.

We participate in a capital-intensive industry. We may not be able to finance future growth of our operations or future acquisitions.

Our business activities require substantial capital expenditures. If our cash flow from operating activities and borrowings under our existing credit facility were not sufficient to fund our capital expenditure budget, we would be required to reduce these expenditures or to fund these expenditures through new debt or equity issuances.

Our ability to raise new debt or equity capital or to refinance or restructure our debt at any given time depends, among other things, on the condition of the capital markets and our financial condition at such time. Also, the terms of existing or future debt or equity instruments could further restrict our business operations. The inability to finance future growth could materially and adversely affect our business, financial condition and results of operations.

Increased labor costs or the unavailability of skilled workers could hurt our operations.

Companies in our industry, including us, are dependent upon the available labor pool of skilled workers. We compete with other oilfield services businesses and other employers to attract and retain qualified personnel with the technical skills and experience required to provide our customers with the highest quality service. We are also subject to the Fair Labor Standards Act, which governs such matters as minimum wage, overtime and other working conditions, and which can increase our labor costs or subject us to liabilities to our employees. A shortage in the labor pool of skilled workers or other general inflationary pressures or changes in applicable laws and regulations could make it more difficult for us to attract and retain personnel and could require us to enhance our wage and benefits packages. Labor costs may increase in the future or we may not be able to reduce wages when demand and pricing falls, and such changes could have a material adverse effect on our business, financial condition and results of operations.

Historically, we have experienced a high employee turnover rate. Any difficulty we experience replacing or adding workers could adversely affect our business.

We believe that the high turnover rate in our industry is attributable to the nature of oilfield services work, which is physically demanding and performed outdoors. As a result, workers may choose to pursue employment in areas that offer a more desirable work environment at wage rates that are competitive with ours. The potential inability or lack of desire by workers to commute to our facilities and job sites, as well as the competition for workers from competitors or other industries, are factors that could negatively affect our ability to attract and retain skilled workers. We may not be able to recruit, train and retain an adequate number of workers to replace departing workers. The inability to maintain an adequate workforce could have a material adverse effect on our business, financial condition and results of operations.

Our ability to use our net operating loss carry forwards may be subject to limitation and may result in increased future tax liability.

Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, or the Code, contain rules that limit the ability of a corporation that undergoes an “ownership change” to utilize its net operating loss carry forwards (NOLs) and certain built-in losses recognized in years after the ownership change. An “ownership change” is generally defined as any change in ownership of more than 50% of a corporation’s stock over a rolling three-year period by stockholders that own (directly or indirectly) 5% or more of the stock of the corporation, or arising from a new issuance of stock by the corporation. If an ownership change occurs, Section 382 generally imposes an annual limitation on the use of pre-ownership change net operating losses, or NOLs, credits and certain other tax attributes to offset taxable income earned after the ownership change. The annual limitation is equal to the product of the applicable long-term tax exempt rate and the value of the corporation’s stock immediately before the ownership change. This annual limitation may be adjusted to reflect any unused annual limitation for prior years and certain recognized built-in gains for the year. In addition, Section 383 generally limits the amount of tax liability in any post-ownership change year that can be reduced by pre-ownership change tax credit carryforwards. If we were to experience an "ownership change," this could result in increased U.S. federal income tax liability for us if we generate taxable income after the ownership change. Limitations on the use of NOLs and other tax attributes could also increase our state tax liabilities. The use of our tax attributes will also be limited to the extent that we do not generate positive taxable income in future tax periods. As a result of these limitations, we may be unable to offset future taxable income, if any, with NOLs before such NOLs expire. Accordingly, these limitations may increase our federal and state income tax liabilities.

Although we do not expect to incur an ownership change as a result of the transactions described in this offering, it is possible that the transactions described in this offering, when combined with past and future transactions, will cause us to undergo one or more ownership changes. As of December 31, 2015, we had U.S. federal NOLs of approximately $5.0 million and state NOLs of approximately $3.4 million. Due to losses incurred to date in 2016, we expect these NOLs to increase as of December 31, 2016.

Risks Relating to Our Common Stock and this Offering

We have no plans to pay dividends on our common stock for the foreseeable future. Stockholders may not receive funds without selling their shares.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements and investment opportunities. Accordingly, if you purchase shares of our common stock in this offering, realization of a gain on your investment will depend on the appreciation of the price of our common stock. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

Our board of directors can, without stockholder approval, cause preferred stock to be issued on terms that adversely affect holders of our common stock.

Under our certificate of incorporation, our board of directors is authorized to issue up to 10,000,000 shares of preferred stock, of which none are issued and outstanding as of the date of this prospectus supplement. Also, our board of directors, without stockholder approval, may determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares. If our board of directors causes shares of preferred stock to be issued, the rights of the holders of our common stock would likely be subordinate to those of preferred holders and therefore could be adversely affected. Our board of directors’ ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Preferred shares issued by our board of directors could include voting rights or super voting rights, which could shift the ability to control the Company to the holders of the preferred stock. Preferred stock could also have conversion rights into shares of our common stock at a discount to the market price of our common stock, which could negatively affect the market for our common stock. In addition, preferred stock would have preference in the event of liquidation of the corporation, which means that the holders of preferred stock would be entitled to receive the net assets of the corporation distributed in liquidation before the holders of our common stock receive any distribution of the liquidated assets. We have no current plans to issue any shares of preferred stock.

The price of our common stock may be volatile regardless of our operating performance, and you may not be able to resell shares of our common stock at or above the price you paid or at all..

The trading price of our common stock may be volatile, and you may not be able to resell your shares at or above the price at which you paid in this offering, in response to a number of factors, including those listed under the heading “Risk Factors” in this prospectus supplement, together with the other information contained and incorporated by reference in this prospectus supplement and in the accompanying prospectus, many of which are beyond our control. Other factors that may affect the market price of our common stock include:

●
actual or anticipated fluctuations in our quarterly results of operations;
●
liquidity;
●
sales of our common stock by our stockholders;
●
changes in oil and natural gas prices;
●
changes in our cash flow from operations or earnings estimates;
●
publication of research reports about us or the oil and natural gas exploration, production and service industry generally;
●
competition from other oil and gas service companies and for, among other things, capital and skilled personnel;
●
increases in market interest rates which may increase our cost of capital;
●
changes in applicable laws or regulations, court rulings, and enforcement and legal actions;
●
changes in market valuations of similar companies;
●
adverse market reaction to any indebtedness we may incur in the future;
●
additions or departures of key management personnel;
●
actions by our stockholders;
●
commencement of or involvement in litigation;
●
news reports relating to trends, concerns, technological or competitive developments, regulatory changes, and other related issues in our industry;

●
speculation in the press or investment community regarding our business;
●
political conditions in oil and natural gas producing regions;
●
general market and economic conditions; and
●
domestic and international economic, legal, and regulatory factors unrelated to our performance.

In addition, the U.S. securities markets have experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Market fluctuations and broad market, economic and industry factors may negatively affect the price of our common stock, regardless of our operating performance. Any volatility or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using our common stock. Further, if we were to be the object of securities class action litigation as a result of volatility in our common stock price or for other reasons, it could result in substantial costs and diversion of our management’s attention and resources, which could negatively affect our financial results.

Investors in this offering may experience immediate and substantial dilution and additional stock offerings may further dilute stockholders.

The public offering price of the securities offered pursuant to this prospectus supplement may be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you may incur immediate and substantial dilution in the net tangible book value per share of our common stock from the price per share that you pay for such shares. If the holders of outstanding options exercise those options at prices below the public offering price, you will incur further dilution.

Given our plans and our expectation that we may need additional capital and personnel in the future, we may need to issue additional shares of our common stock or securities convertible into or exercisable for shares of our common stock, including preferred stock, options or warrants. The issuance of additional shares of our common stock may further dilute the ownership of our stockholders.

USE OF PROCEEDS

We estimate that the net proceeds from this offering of our common stock will be approximately $ million, after deducting the underwriting discount and estimated offering expenses payable by us, based upon the public offering price of  $             (or approximately $ million if the underwriter exercises its option to purchase additional shares in full).

We intend to use the net proceeds of this offering to repay outstanding indebtedness under our revolving credit facility. As of November 29, 2016, our revolving credit facility, which matures on September 12, 2019, had approximately $26.2 million of borrowings outstanding and an interest rate of approximately 5.1% per annum.

DILUTION

The net tangible book value of our common stock as of September 30, 2016 was approximately $12,266,900, or approximately $0.32 per share. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of shares of our common stock outstanding.

After giving effect to the sale of shares of common stock in this offering at the public offering price of $ per share and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2016 would have been approximately $ million, or approximately $ per share. This represents an immediate increase in net tangible book value of approximately $ per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $ per share to investors participating in this offering, as illustrated by the following table:

Public offering price per share		$
Net tangible book value per share at September 30, 2016	$0.32
Increase in net tangible book value per share attributable to investors purchasing our common stock in this offering	$
As adjusted net tangible book value per share as of September 30, 2016 after giving effect to this offering		$
Dilution per share to investors purchasing our common stock in this offering		$

If the underwriter exercises in full its option to purchase up to additional shares of common stock from us in this offering at the public offering price of $ per share, the as adjusted net tangible book value after this offering would have been $ per share, representing an increase in net tangible book value of $ per share to existing stockholders and immediate dilution in value of $ per share to investors purchasing common stock in this offering at the public offering price.

The above discussion and table are based on 38,130,160 shares outstanding as of September 30, 2016, and excludes as of such date:

●
4,310,668 shares that may be issued pursuant to outstanding awards under our equity compensation plan at a weighted average exercise price of $1.11 per share; and

●
180,001 shares that may be issued pursuant to outstanding warrants at an average exercise price of $0.57.

To the extent that any of these outstanding awards or warrants are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

CAPITALIZATION
The following table sets forth our consolidated cash and cash equivalents and our consolidated capitalization as of September 30, 2016 assuming no exercise of the underwriter’s option to purchase additional shares on:

(i) an actual basis; and

(ii)
a pro forma basis to reflect our issuance and sale in this offering of              shares of our common stock at the public offering price of $per share, after deducting the underwriting discount and estimated offering expenses payable by us; as well as the application of the net proceeds of this offering to repay outstanding indebtedness under our revolving credit facility.

The table below should be read in conjunction with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and other information that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2016
	Actual	Pro Forma
	(in thousands, except share amounts)
Cash and cash equivalents	$781
Debt:
Revolving credit facility	24,850
Other long-term debt	797
	$25,647
Stockholders’ equity:
Preferred stock, $0.005 par value, 10,000,000 shares authorized; actual, pro forma and pro forma as adjusted: none issued or outstanding	0	0
Common stock, $0.005 par value, 100,000,000 shares authorized; actual: 38,233,760 shares issued and 38,130,160 shares outstanding; pro forma and pro forma as adjusted: shares issued and shares outstanding	190
Additional paid-in capital	14,348
Accumulated deficit	(1,970)
Total stockholders’ equity	12,568
Total capitalization	$38,215

PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed and traded on the NYSE MKT under the symbol “ENSV.” The following table sets forth the range of high and low sales prices of our common stock for the periods presented:

	Common Stock
Quarter Ended	High	Low
2016
December 31 (through November 30, 2016)	$0.68	$0.41
September 30	$0.74	$0.47
June 30	$0.89	$0.51
March 31	$0.74	$0.27
2015
December 31	$0.93	$0.49
September 30	$1.54	$0.65
June 30	$1.92	$1.39
March 31	$2.31	$1.48
2014
December 31	$3.89	$1.36
September 30	$3.89	$2.46
June 30	$3.10	$1.88
March 31	$2.68	$1.76

The closing price of our common stock on the NYSE MKT on November 30, 2016 was $0.67 per share. On November 29, 2016, we had 38,130,160 issued and outstanding shares of common stock, which were held by approximately 454 holders of record. Holders of record do not include owners for whom common stock may be held in “street” name or whose common stock is restricted.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. Any future determination as to the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant.

DESCRIPTION OF CAPITAL STOCK

Set forth below is a description of the material terms of our capital stock. However, this description is not complete and is qualified by reference to our certificate of incorporation and bylaws, copies of which have been filed with the SEC and are incorporated by reference into this registration statement and prospectus. Please read “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You should also be aware that the summary below does not give full effect to the provisions of statutory or common law that may affect your rights as an Enservco stockholder.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.005 par value per share. As of November 29, 2016, we had 38,130,160 shares of common stock outstanding. There were outstanding stock options and warrants to acquire an aggregate of 4,490,669 shares of our common stock outstanding as of September 30, 2016.

The following summary describes certain provisions of our common stock, but does not purport to be complete and is subject to and qualified in its entirety by the applicable provisions of the Delaware General Corporation Law and our certificate of incorporation and bylaws.

We have one class of common stock. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Cumulative voting in the election of directors is not allowed and directors are elected by plurality vote. Holders of shares of our common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use. They are also entitled to share on a pro rata basis in any distribution to stockholders upon our liquidation, dissolution or winding up. Holders of our common stock do not have preemptive rights to subscribe to any additional stock issuances, and neither we nor the holders of our common stock have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share. As of November 29, 2016, we had no shares of preferred stock outstanding and no options to purchase shares of preferred stock outstanding.

Our board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of each series, which may include dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking fund terms and the number of shares that constitute any series. Our board of directors may exercise this authority without any further action by our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Inc., 8742 Lucent Boulevard, Suite 300, Highlands Ranch, Colorado 80129. Its telephone number is (303) 262-0600

Listing

Our common stock trades on the NYSE MKT under the symbol “ENSV”.

Anti-Takeover Provisions of our Certificate of Incorporation

Our certificate of incorporation permits us to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional, and other special rights, if any, and any qualification, limitations or restrictions of the shares of such series. This provision may be deemed to have an anti-takeover effect and could be used to delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in the manner, summarized below. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●
before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the  voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●
at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The existence of this provision may have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for our shares of common stock held by stockholders.

These provisions of Delaware law and the certificate of incorporation could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.
The provisions of Section 203 do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders.
Because our certificate of incorporation and bylaws do not include any provision to “opt-out” of Section 203, the statute will apply to business combinations in which we are involved.

UNDERWRITING

William Blair & Company, L.L.C. has agreed, subject to the terms and conditions set forth in the underwriting agreement by and between William Blair & Company, L.L.C. and us, to purchase from us all of the shares of our common stock set forth on the cover page of this prospectus supplement.
Subject to the terms and conditions set forth in the underwriting agreement, William Blair & Company, L.L.C. has agreed to purchase all of the shares sold under the underwriting agreement if any of those shares are purchased. We have agreed to indemnify William Blair & Company, L.L.C. against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that William Blair & Company, L.L.C. may be required to make in respect of those liabilities.
We have granted William Blair & Company, L.L.C. an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to additional shares of our common stock at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions.
Certain of our existing stockholders have indicated an interest in purchasing an aggregate of up to approximately 500,000 in shares of our common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, William Blair & Company, L.L.C. could determine to sell more, less or no shares to any of these potential purchasers, and any of these potential purchasers could determine to purchase more, less or no shares in this offering.
Commissions and Discounts
William Blair & Company, L.L.C. has advised us that it proposes initially to offer our common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $           per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by William Blair & Company, L.L.C. of its option to purchase additional shares.
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriting agreement provides that the obligations of William Blair & Company, L.L.C. to pay for and accept delivery of the shares of our common stock offered by this prospectus are subject to the approval of certain legal matters by its counsel and to certain other conditions. William Blair & Company, L.L.C. is obligated to take and pay for all of the shares of our common stock offered by this prospectus if any such shares are taken. However, William Blair & Company, L.L.C. is not required to take or pay for the shares covered by its option to purchase additional shares described above. William Blair & Company, L.L.C. reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $125,000, which includes legal, accounting and printing costs and various other fees. We have also agreed to reimburse William Blair & Company, L.L.C. for certain of its expenses in an amount up to $150,000.
No Sales of Similar Securities
We have agreed with William Blair & Company, L.L.C., subject to specified exceptions not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Act relating to, any shares of our common stock or any securities that are substantially similar to our common stock, including but not limited to any options or warrants to purchase shares of our common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, without the prior written consent of the representative.

Our directors and executive officers have agreed with William Blair & Company, L.L.C., subject to specified exceptions, not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive our common stock (including without limitation, our common stock which may be deemed to be beneficially owned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such transaction is to be settled by delivery of our common stock or such other securities, in cash or otherwise. These restrictions will apply through and including the date that is 90 days after the date of this prospectus supplement.
Listing
The shares of our common stock are listed on the NYSE MKT under the symbol “ENSV.”
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the shares is completed, SEC rules may limit William Blair & Company, L.L.C. and selling group members from bidding for and purchasing shares of our common stock. However, William Blair & Company, L.L.C. may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with this offering, William Blair & Company, L.L.C. may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by William Blair & Company, L.L.C. of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the option of William Blair & Company, L.L.C. to purchase additional shares described above. William Blair & Company, L.L.C. may close out any covered short position by either exercising this option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, William Blair & Company, L.L.C. will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through this option. “Naked” short sales are sales in excess of this option. William Blair & Company, L.L.C. must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if William Blair & Company, L.L.C. is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by William Blair & Company, L.L.C. in the open market prior to the closing of this offering.
Similar to other purchase transactions, purchases by William Blair & Company, L.L.C. to cover short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. William Blair & Company, L.L.C. may conduct these transactions on the NYSE MKT, in the over-the-counter market or otherwise.
Neither we nor William Blair & Company, L.L.C. make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor William Blair & Company, L.L.C. make any representation that William Blair & Company, L.L.C. will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Offer, Sale and Distribution of Shares
In connection with this offering, William Blair & Company, L.L.C. or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, William Blair & Company, L.L.C. may facilitate Internet distribution for this offering to certain of their Internet subscription customers. William Blair & Company, L.L.C. may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet website maintained by William Blair & Company, L.L.C. Other than the prospectus in electronic format, the information on the website of William Blair & Company, L.L.C. is not part of this prospectus.

Other Relationships
William Blair & Company, L.L.C. and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. William Blair & Company, L.L.C. and its affiliates may engage in, from time to time in the future, certain investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, for which it may receive customary fees and commissions. In addition, we have granted William Blair & Company, L.L.C. the right to participate in any public or private offering of securities by us, subject to certain limitations.
In the ordinary course of their various business activities, William Blair & Company, L.L.C. and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve our securities and/or financial instruments. William Blair & Company, L.L.C. and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:
(a)
to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(b)
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or
(c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
United Kingdom
The underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Canada
Our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The common shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares pursuant to an offer made under Section 275 of the SFA except:
(a)
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;
(b)
where no consideration is or will be given for the transfer; or
(c)
where the transfer is by operation of law.
Switzerland
The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the common shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, or the common shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of common shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of common shares.
United Arab Emirates
This offering has not been approved or licensed by the Central Bank of the United Arab Emirates, or the UAE, Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority, or DFSA, a regulatory authority of the Dubai International Financial Centre, or DIFC. The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The common shares may not be offered to the public in the UAE and/or any of the free zones.
The common shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.
France
This prospectus (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).
This prospectus has not been and will not be submitted to the French Autorité des marchés financiers, or the AMF, for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:
(a)
the transaction does not require a prospectus to be submitted for approval to the AMF;
(b)
persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and
(c)
the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.
This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

LEGAL MATTERS

Certain legal matters regarding the validity of the shares of our common stock that are offered hereby will be passed upon for us by Jones & Keller, P.C., in Denver, Colorado. Certain legal matters will be passed upon for William Blair & Company, L.L.C. by Latham & Watkins LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of Enservco Corporation appearing in its Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by EKS&H LLLP, an independent registered public accounting firm, as set forth in its reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the its website at www.sec.gov.You may also read and copy this information at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed charges. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room and its charges.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock described in this prospectus supplement and the accompanying prospectus. References to the “registration statement” or the “registration statement of which this prospectus supplement and the accompanying prospectus form a part” mean the original registration statement and all amendments, including schedules and exhibits. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus supplement or the accompanying prospectus. The registration statement is available from the SEC at its website described above and can be read and copied at the location described above.

Each statement made in this prospectus supplement or the accompanying prospectus with respect to a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

Unless specifically listed under “Incorporation of Certain Documents by Reference” below, the information contained on the SEC website is not incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

In addition, our common stock is listed on the NYSE MKT and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and, if applicable, supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or the accompanying prospectus.

We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below which have been previously filed with the SEC:

●
Our Annual Report on Form 10-K for the year ended December 31, 2015 (filed on March 30, 2016);

●
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 (filed on May 12, 2016); June 30, 2016 (filed on August 12, 2016); and September 30, 2016 (filed on November 14, 2016);

●
Our Current Reports on Form 8-K filed on January 20, 2016; May 11, 2016; June 27, 2016; July 20, 2016; August 12, 2016 and October 5, 2016; and

●
The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 5, 2014, and any amendments or reports filed for the purpose of updating that description.

We incorporate by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering.

Notwithstanding the foregoing, unless otherwise stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document that is incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in any other document that is subsequently filed with the SEC and incorporated by reference herein or therein modifies or supersedes the previous statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

You may obtain any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from the SEC its website at www.sec.gov. We will provide you a copy of any or all of the reports and documents referred to above that have been incorporated by reference in this prospectus supplement or the accompanying prospectus, at no cost, upon your written or oral request to us at the following address or telephone number:

Enservco Corporation
Attn.: Chief Financial Officer
501 South Cherry Street, Suite 1000
Denver, CO 80246
(303) 333-3678

PROSPECTUS
DATED MAY 5, 2014
ENSERVCO CORPORATION
14,235,717 SHARES OF COMMON STOCK

This prospectus relates to the resale by the selling security holders of up to 14,235,717 shares of our Common Stock, of which 13,462,821 shares are currently outstanding and were issued in private transactions, and 772,896 shares are underlying warrants issued in private transactions (collectively, the “Resale Shares”). The Company has agreed to include the Resale Shares in this registration statement.

This prospectus is also part of a registration statement that we have filed with the Securities and Exchange Commission using a “shelf” registration process. We will describe the specific terms and manner of offering of our shares of common stock utilizing the shelf registration process (the “Shelf Shares”) by providing a prospectus supplement each time we offer and issue Shelf Shares. We do not intend to immediately offer any Shelf Shares, but may do so as required for working capital or other corporate purposes that may arise in the future, and any such offering may be limited to a fraction of the Shelf Shares. The applicable prospectus supplement will provide information about the terms by which we are offering the Shelf Shares, and may add, update or change other information contained in this prospectus. This prospectus may not be used to sell Shelf Shares unless accompanied by a prospectus supplement.

The Shelf Shares offered by this prospectus may be offered directly through agents designated from time to time by us, or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Shelf Shares offered by this prospectus, their names and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement.

The selling security holders may, from time to time, sell, transfer or otherwise dispose of any or all of their Resale Shares or warrants underlying the Resale Shares on any stock exchange, market or trading facility on which the our shares of common stock are traded or in private transactions. If these Resale Shares are sold through underwriters, broker-dealers or agents, the selling security holders will be responsible for underwriting discounts or commissions or agents’ commissions. We will pay the expenses of registering the Resale Shares and the Shelf Shares.

Our Common Stock is registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and is listed on the NYSE MKT under the symbol “ENSV” The last reported sales price per share of our Common Stock as reported April 28, 2014 by the NYSE MKT was $2.19.

The aggregate market value of the registrant’s outstanding common shares held by non-affiliates is $35,130,707 as of April 30, 2014, the date of this prospectus. No Shelf Shares have been offered pursuant to Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on the date of this prospectus.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 5, IN THE APPLICABLE PROSPECTUS SUPPLEMENT, AND IN OUR PERIODIC REPORTS AS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION BEFORE MAKING ANY DECISION TO INVEST IN ANY OF THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 5, 2014.

i

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

ii

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1

DOCUMENTS INCORPORATED BY REFERENCE	3

NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS	4

RISK FACTORS	5

USE OF PROCEEDS	14

SELLING SECURITY HOLDERS	15

PLAN OF DISTRIBUTION	18

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	20

You should rely only on the information contained in this Prospectus or in any accompanying supplemental Prospectus and the information specifically incorporated by reference. We have not authorized anyone to provide you with different information or make any additional representations. This is not an offer of these securities in any state or other jurisdiction where the offer in not permitted. You should not assume that the information contained in or incorporated by reference into this Prospectus or any Prospectus supplement is accurate as of any date other than the date on the front of each such document. Our business, financial condition, and results of operations may have changed since that date.

iii

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” and the financial statements and related notes included herein. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may sell any amount of our Shelf Shares described in this prospectus from time to time and in one or more offerings. Each time we sell Shelf Shares, we will provide a supplement to this prospectus that contains specific information about the terms of the offering of Shelf Shares. Each prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we have incorporated by reference in this prospectus described under the heading “Incorporation of Certain Documents by Reference.” You should also review the additional information described under the heading “Where You Can Find More Information.”

About the Company

The Company was incorporated as Aspen Exploration Corporation (“Aspen”) under the laws of the State of Delaware on February 28, 1980 for the primary purpose of acquiring, exploring and developing oil and natural gas and other mineral properties. During the first half of 2009, Aspen disposed of its oil and natural gas producing assets and as a result was no longer engaged in active business operations. On June 24, 2010, Aspen entered into an Agreement and Plan of Merger and Reorganization with Dillco Fluid Service, Inc. (“Dillco”) which set forth the terms by which Dillco became a wholly owned subsidiary of Aspen on July 27, 2010 (the “Merger Transaction”).

On December 30, 2010, Aspen changed its name to “Enservco Corporation.” As such, throughout this prospectus the terms the “Company” and/or “Enservco” and “we” are intended to refer to the Company and its subsidiaries on a post-Merger Transaction basis and as a whole, with respect to both historical and forward looking contexts.

Our principal executive offices are located at 501 South Cherry Street, Suite 1000, Denver CO 80246. Our telephone number is (303) 333-3678.

Shares Covered by This Prospectus

This prospectus relates to: (i) the resale or other disposition by the selling security holders of 14,235,717 Resale Shares that are currently outstanding or that will be outstanding upon exercise of certain warrants; and (ii) an indeterminate number of Shelf Shares that may be offered by the Company, by prospectus supplement.

The Offering

Resale Shares of common stock covered hereby:	14,235,717 shares

Common stock outstanding as of April 28, 2014:	36,373,599 shares

Use of Proceeds:
We will not receive any proceeds from the sale of the Resale Shares.  The use of proceeds from the sale of Shelf Shares will be for working capital to fund expansion of the Company’s operations, and as further described in a prospectus supplement.

Trading Symbol:	ENSV on the NYSE MKT Exchange

Risk Factors:	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. These documents provide a significant amount of information about us. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering.

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (filed March 20, 2014).

●	Our Information Statement on Schedule 14C (filed May 2, 2014).

●	Our Current Reports on Form 8-K, as amended, reporting events of (filing date in parentheses):

March 5, 2014	(filed March 6, 2014)
January 9, 2014	(filed January 14, 2014)
April 16, 2014	(filed April 17, 2014)
April 17, 2014	(filed April 17, 2014)

●	Our Registration Statement on Form 8-A filed on March 5, 2014
Enservco Corporation
501 S. Cherry Street, Suite 320
Denver, CO 80246
(303) 333-3678

Where You Can Find More Information

The documents described above are available electronically in the EDGAR database on the web site maintained by the SEC. You can find this information at http://www.sec.gov. You may also read and copy any materials we have filed with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this Prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, among other:

●
capital requirements and uncertainty of obtaining additional funding on terms acceptable to us;
●
price volatility of oil and natural gas prices, and the effect that lower prices may have on our customer’s demand for our services, the result of which may adversely impact our revenues and stockholders' equity;
●
a decline in oil or natural gas production, and the impact of general economic conditions on the demand for oil and natural gas and the availability of capital which may impact our ability to perform services for our customers;
●
the broad geographical diversity of our operations which, while expected to diversify the risks related to a slow-down in one area of operations, also adds to our costs of doing business;
●
constraints on us as a result of our financing arrangements, including restrictions imposed on us under the terms of our credit facility agreement and our ability to generate sufficient cash flows to repay our debt obligations;
●
our history of losses and working capital deficits which, at times, were significant;
●
adverse weather and environmental conditions;
●
reliance on a limited number of customers;
●
our ability to retain key members of our senior management and key technical employees;
●
impact of environmental, health and safety, and other governmental regulations, and of current or pending legislation with which we and our customers must comply;
●
developments in the global economy;
●
changes in tax laws;
●
the effects of competition;
●
the effect of seasonal factors;
●
 further sales or issuances of our common stock and the price and volume volatility of our common stock; and
●
 our common stock’s limited trading history.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in the section entitled “Risk Factors” included elsewhere in this prospectus. Many of these factors are beyond our ability to control or predict. Although we believe that the assumptions on which any forward-looking statements are based in this prospectus and other periodic reports filed by us are reasonable when and as made, no assurance can be given that such assumptions will prove correct. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this prospectus. Other than as required under securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see "Risk Factors" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" in our reports and other documents filed from time to time with the SEC. You may obtain copies of these documents and reports as described under the headings "Documents Incorporated by Reference." Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.

RISK FACTORS

The Company’s securities are highly speculative and involve a high degree of risk, including among other items the risk factors described below. The below risk factors are intended to generally describe certain risks that could materially affect the Company and its current business operations and activities.

You should carefully consider the risks described below and elsewhere herein in connection with any decision whether to acquire, hold or sell the Company’s securities. If any of the contingencies discussed in the following paragraphs or other materially adverse events actually occurs, the business, financial condition and results of operations could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you could lose all or a significant part of your investment.

Operations Related Risks

Prior to 2012, we had losses and working capital deficits, which were at times significant and we cannot assure that we will continue to operate profitably in the future.

Although we have achieved income from operations in 2012 and 2013, we recognized a ($85,070) net loss in 2012 as compared to a $4.3 million net income in 2013. Our ability to be profitable in the future will depend on continuing to successfully implement our business expansion and acquisition activities, all of which are subject to many risks beyond our control. Because of the risks set forth herein, we cannot assure you that we will be able maintain our profitability. See, among other things, the Cautionary Note Regarding Forward-Looking Statements in addition to the other disclosures contained in this prospectus.

Our success depends on key members of our management; the loss of any executive or key personnel could disrupt our business operations.

We depend to a large extent on the services of certain of our executive officers. The loss of the services of Rick D. Kasch, Austin Peitz, or other key personnel, could disrupt our operations. Although we have entered into employment agreements with Messrs.  Kasch and Peitz, that contain, among other things non-compete and confidentiality provisions, we may not be able to enforce the non-compete and/or confidentiality provisions in the employment agreements.

We depend on several significant customers, and a loss of one or more significant customers could adversely affect our results of operations.

The Company’s customers consist primarily of major and independent oil and natural gas companies. During fiscal year 2013, one of the Company’s customers accounted for more than 10% of consolidated revenues, at approximately 17% of consolidated revenues; no other customer exceeded 10% of revenues during 2013. During fiscal year 2012, two of the Company’s customers accounted for more than 10% of consolidated revenues, both at approximately 11%; no other customer exceeded 7% of revenues during 2012.

The Company notes that although there was only one customer in 2013 and two customers in 2012 that accounted for more than 10% of revenues within these fiscal years, the Company’s top five customers accounted for approximately 44% and 40% of its total annual revenues, respectively. The loss of any one of these customers or a sustained decrease in demand by any of such customers could result in a substantial loss of revenues and could have a material adverse effect on the Company’s results of operations.

While the Company believes our equipment could be redeployed in the current market environment if we lost any material customers, such loss could have an adverse effect on the Company’s business until the equipment is redeployed. We believe that the market for the Company’s services is sufficiently diversified that it is not dependent on any single customer or a few major customers.

Our business depends on domestic spending by the oil and natural gas industry, and our business has been, and may in the future be, adversely affected by industry and financial market conditions that are beyond our control.

We depend on our customers’ willingness to make operating and capital expenditures to explore, develop and produce oil and natural gas in the United States. Customers’ expectations for lower market prices for oil and natural gas, as well as the availability of capital for operating and capital expenditures, may cause them to curtail spending, thereby reducing demand for our services and equipment. The increased activity in the oil and gas industry in drilling new wells since late 2010 has benefitted the Company. We can make no assurances that the current level of drilling will continue or increase.

Industry conditions are influenced by numerous domestic and global factors over which the Company has no control, such as the supply of and demand for oil and natural gas, domestic and worldwide economic conditions, weather conditions, political instability in oil and natural gas producing countries, and merger and divestiture activity among oil and natural gas producers. The volatility of the oil and natural gas industry and the consequent impact on commodity prices as well as exploration and production activity could adversely impact the level of drilling and activity by some of our customers. This reduction may cause a decline in the demand for the Company’s services or adversely affect the price of its services. In addition, reduced discovery rates of new oil and natural gas reserves in the Company’s market areas also may have a negative long-term impact on its business, even in an environment of stronger oil and natural gas prices, to the extent existing production is not replaced and the number of producing wells for the Company to service declines.

Ongoing volatility and uncertainty in the global economic environment has caused the oilfield services industry to experience volatility in terms of demand, and the rate at which demand may slow, or return to former levels, is uncertain. At times the recent volatility in prices for oil and natural gas has led many oil and natural gas producers to announce reductions in their capital budgets for certain periods. Limitations on the availability of capital, or higher costs of capital, for financing expenditures may cause these and other oil and natural gas producers to make on-going or additional reductions to capital budgets in the future even if commodity prices increase from current levels. These cuts in spending will curtail drilling programs as well as discretionary spending on well services, which may result in a reduction in the demand for the Company’s services, the rates we can charge and our utilization. In addition, certain of the Company’s customers could become unable to pay their suppliers, including the Company. Any of these conditions or events could adversely affect our operating results.

If oil and natural gas prices remain volatile, it could have an adverse effect on the demand for our services.

The demand for many of our services is primarily determined by current and anticipated oil and natural gas prices, and the related general production spending and level of drilling activity in the areas in which we have operations.

Though we feel the domestic oil and gas industry rebounded in 2011 and has continued to push forward in a positive movement in 2012 and 2013 as compared to prior years, prices for oil and natural gas historically have been extremely volatile in prior years and likely will continue to be volatile. Volatility or weakness in oil and natural gas prices (or the perception that oil and natural gas prices will decrease) affects the spending patterns of our customers and may result in the drilling of fewer new wells or lower production spending on existing wells. This, in turn, could result in lower demand for our services and may cause lower rates and lower utilization of the Company’s well service equipment.

Higher oil and gas prices do not necessarily result in increased drilling activity because our customers’ expectation of future prices also drives demand for drilling services. Oil and gas prices, as well as demand for the Company’s services, also depend upon other factors that are beyond the Company’s control, including the following:

●	demand for oil and natural gas;
●	cost of exploring for, producing, and delivering oil and natural gas;
●	expectations regarding future energy prices;
●	advancements in exploration and development technology;
●	adoption or repeal of laws regulating oil and gas production in the U.S.;
●	imposition or lifting of economic sanctions against foreign companies;
●	weather conditions;
●	rate of discovery of new oil and natural gas reserves;
●	tax policy regarding the oil and gas industry; and
●	development and use of alternative energy sources.

Demand for the majority of our services is substantially dependent on the levels of expenditures by the domestic oil and natural gas industry. The Company has no influence over its customers’ capital expenditures. On-going economic volatility could have a material adverse effect on our financial condition, results of operations and cash flows.

Demand for the majority of our services depends substantially on the level of expenditures by participants in the domestic (United States) oil and natural gas industry for the exploration, development and production of oil and natural gas reserves. These expenditures are sensitive to the industry’s view of future economic growth in the United States and elsewhere, and the resulting impact on demand for oil and natural gas. The worldwide deterioration in the financial and credit markets, which began in the second half of 2008, resulted in diminished demand for oil and natural gas and significantly lower oil and natural gas prices during 2009 and at least the first half of 2010. This caused many of our customers to reduce or delay their oil and natural gas exploration and production spending in 2009 and the first half of 2010, which consequently reduced their demand for our services, and exerted downward pressure on the prices that we charged for our services and products. Though we feel the domestic oil and gas industry rebounded in 2011, and has continued to push forward in a positive movement in 2012 and 2013 as compared to 2009 and 2010, other worldwide political events may result in higher or lower prices for oil and natural gas and impact the demand for our services.

Furthermore, increasing oil and natural gas prices can lead to increasing costs of exploring for and producing oil and natural gas. Though the addition of frac stimulation into the domestic oil and gas industry has somewhat reduced the overall costs of producing oil and natural gas, the price of drill rigs, pipe, other equipment, fluids, and oil field services and the cost to companies like the Company of providing those services, has generally increased with significant increases in oil and natural gas prices. The resulting reduction in cash flows being experienced by our customers during the past years due to the general deterioration of the financial and credit markets and the increase of the costs of exploring for and producing oil and natural gas as noted above, together with the reduced availability of credit and increased costs of borrowing funds, could have significant adverse effects on the financial condition of some of our customers. This could result in project modifications, delays or cancellations, general business disruptions, and delay in, or nonpayment of, amounts that are owed to the Company, which could have a material adverse effect on our financial condition, results of operations and cash flows.

Environmental compliance costs and liabilities could reduce our earnings and cash available for operations.

We are subject to increasingly stringent laws and regulations relating to environmental protection and the importation and use of hazardous materials, including laws and regulations governing air emissions, water discharges and waste management. We incur, and expect to continue to incur, capital and operating costs to comply with environmental laws and regulations. The technical requirements of these laws and regulations are becoming increasingly complex, stringent and expensive to implement. These laws may provide for “strict liability” for damages to natural resources or threats to public health and safety. Strict liability can render a party liable for damages without regard to negligence or fault on the part of the party. Some environmental laws provide for joint and several strict liability for remediation of spills and releases of hazardous substances.

The Company uses hazardous substances and transports hazardous wastes in its operations. Accordingly, we could become subject to potentially material liabilities relating to the investigation and cleanup of contaminated properties, and to claims alleging personal injury or property damage as the result of exposures to, or releases of, hazardous substances. In addition, stricter enforcement of existing laws and regulations, new laws and regulations, the discovery of previously unknown contamination or the imposition of new or increased requirements could require the Company to incur costs or become the basis of new or increased liabilities that could reduce its earnings and cash available for operations. The Company believes it is currently in substantial compliance with environmental laws and regulations.

Competition within the well services industry may adversely affect our ability to market our services.

Although the well services industry is highly fragmented, it is highly competitive. The well services industry includes numerous small companies capable of competing effectively in our markets on a local basis, as well as several large companies that possess substantially greater financial and other resources than the Company. The Company’s larger competitors have greater resources that could allow those competitors to compete more effectively than the Company. The Company’s small competitors may be able to react to market conditions more quickly. The amount of equipment available may exceed demand at some point in time, which could result in active price competition.

The Company could be impacted by unfavorable results of legal proceedings, such as being found to have infringed on intellectual property rights.

As is the situation with all companies in the frac water heating service business, we rely on certain procedures and practices in performing our services. We have a patent pending regarding certain of these used in our process of heating frac water. We are aware that one unrelated company (the “Patent Owner”) has been awarded a patent related to the process they use for heating of frac water. The Patent Owner is currently in litigation with a group of energy companies that are seeking to invalidate its patent. After consultation with our patent attorneys, we do not currently believe we infringe on any valid claims of the Patent Owner’s patent.

Should the Patent Owner (or some other unknown third company) bring suit against us claiming we are infringing on their intellectual rights, we could be engaged in lengthy and costly litigation. If found to be infringing, it could result in the payment of substantial damages or royalties or temporary or permanent injunction prohibiting us from heating frac water. We believe that in the event we were to lose such litigation that the probable resolution would be for us to enter into a license arrangement requiring payment of a royalty that would not have an material negative impact on our operating results and financial condition. However, there is no assurance that such a resolution could be achieved.

Our operations are subject to inherent risks, some of which are beyond our control. These risks may be self-insured, or may not be fully covered under our insurance policies, but to the extent not covered, are self-insured by the Company.

Our operations are subject to hazards inherent in the oil and natural gas industry, such as, but not limited to, accidents, blowouts, explosions, fires and oil spills. These conditions can cause:

■	Personal injury or loss of life,
■	Damage to or destruction of property, equipment and the environment, and
■	Suspension of operations by our customers.

The occurrence of a significant event or adverse claim in excess of the insurance coverage that we maintain or that is not covered by insurance could have a material adverse effect on our financial condition and results of operations. In addition, claims for loss of oil and natural gas production and damage to formations can occur in the well services industry. Litigation arising from a catastrophic occurrence at a location where our equipment and services are being used may result in our being named as a defendant in lawsuits asserting large claims.

The Company maintains insurance coverage that we believe to be customary in the industry against these hazards. However, we do not have insurance against all foreseeable risks, either because insurance is not available or because of the high premium costs. The occurrence of an event not fully insured against, or the failure of an insurer to meet its insurance obligations, could result in substantial losses. In addition, we may not be able to maintain adequate insurance in the future at reasonable rates. Insurance may not be available to cover any or all of the risks to which we are subject, or, even if available, it may be inadequate, or insurance premiums or other costs could rise significantly in the future so as to make such insurance prohibitively expensive. It is likely that, in our insurance renewals, our premiums and deductibles will be higher, and certain insurance coverage either will be unavailable or considerably more expensive than it has been in the recent past. In addition, our insurance is subject to coverage limits, and some policies exclude coverage for damages resulting from environmental contamination.

We may not be successful in identifying, making and integrating business acquisitions, if any, in the future.

We anticipate that a component of our growth strategy may be to make geographically focused acquisitions aimed to strengthen our presence and expand services offered in selected regional markets. Pursuit of this strategy may be restricted by the on-going volatility and uncertainty within the credit markets which may significantly limit the availability of funds for such acquisitions. In addition to restricted funding availability, the success of this strategy will depend on our ability to identify suitable acquisition candidates and to negotiate acceptable financial and other terms. There is no assurance that we will be able to do so. The success of an acquisition depends on our ability to perform adequate due diligence before the acquisition and on our ability to integrate the acquisition after it is completed. While the Company intends to commit significant resources to ensure that it conducts comprehensive due diligence, there can be no assurance that all potential risks and liabilities will be identified in connection with an acquisition. Similarly, while we expect to commit substantial resources, including management time and effort, to integrating acquired businesses into ours, there is no assurance that we will be successful integrating these businesses. In particular, it is important that the Company be able to retain both key personnel of the acquired business and its customer base. A loss of either key personnel or customers could negatively impact the future operating results of any acquired business.

Compliance with climate change legislation or initiatives could negatively impact our business.

The U.S. Congress has considered legislation to mandate reductions of greenhouse gas emissions and certain states have already implemented, or may be in the process of implementing, similar legislation. Additionally, the U.S. Supreme Court has held in its decisions that carbon dioxide can be regulated as an “air pollutant” under the Clean Air Act, which could result in future regulations even if the U.S. Congress does not adopt new legislation regarding emissions. At this time, it is not possible to predict how legislation or new federal or state government mandates regarding the emission of greenhouse gases could impact our business; however, any such future laws or regulations could require us or our customers to devote potentially material amounts of capital or other resources in order to comply with such regulations. These expenditures could have a material adverse impact on our financial condition, results of operations, or cash flows.

Debt Related Risks

Our indebtedness, which is currently collateralized by substantially all of our assets, could restrict our operations and make us more vulnerable to adverse economic conditions.

We currently have a significant amount of indebtedness. As of December 31, 2013, the Company owed approximately $13.8 million to banks and financial institutions under various collateralized debt facilities.

Our current and future indebtedness could have important consequences. For example, it could:

■	Impair our ability to make investments and obtain additional financing for working capital, capital expenditures, acquisitions or other general corporate purposes,

■	Limit our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make principal and interest payments on our indebtedness,

■	Limit our ability to pay dividends to our stockholders,

■
Make us more vulnerable to a downturn in our business, our industry or the economy in general as a substantial portion of our operating cash flow will be required to make principal and interest payments on our indebtedness, making it more difficult to react to changes in our business and in industry and market conditions,

■	Put us at a competitive disadvantage to competitors that have less debt, or

■	Increase our vulnerability to interest rate increases to the extent that we incur variable rate indebtedness.

If we are unable to generate sufficient cash flow or are otherwise unable to obtain the funds required to make principal and interest payments on our indebtedness, or if we otherwise fail to comply with the various debt service covenants and/or reporting covenants in the business loan agreements or other instruments governing our current or any future indebtedness, we could be in default under the terms of our credit facilities or such other instruments.

The availability of borrowings under our credit facility is based on a borrowing base which is subject to redetermination by our lender based on a number of factors and the lender’s internal credit criteria. In the event the amount outstanding under our credit facility at any time exceeds the borrowing base at such time, we may be required to repay a portion of our outstanding borrowings on an accelerated basis.

In the event of a default, the holders of our indebtedness could elect to declare all the funds borrowed under those instruments to be due and payable together with accrued and unpaid interest, the lenders under our credit facility could elect to terminate their commitments there under and we or one or more of our subsidiaries could be forced into bankruptcy or liquidation. Any of the foregoing consequences could restrict our ability to grow our business and cause the value of our common stock to decline.

We may be unable to meet the obligations of various financial covenants that are contained in the terms of our loan agreements with our principal lender, PNC Bank, National Association.

The Company’s agreements with PNC impose various obligations and financial covenants on the Company. The outstanding amount under the Revolving Credit, Term Loan, and Security Agreement, entered into with PNC in November 2012, is due in full in November 2015. The term loan and revolving letter of credit with PNC have a variable interest rate, of which $3.5 million is guaranteed by the Company’s Chairman, and are collateralized by substantially all of the assets of the Company and its subsidiaries.

Further, the related agreements with PNC impose various financial covenants on the Company including maintaining a prescribed fixed charge coverage ratio, minimum tangible net worth, and limit the Company’s ability to incur additional debt or operating lease obligations. If the Company is unable to comply with its obligations and covenants under the loan agreements and it declares an event of default, all of its obligations to PNC could be immediately due.

Although the Company has obtained waivers of financial covenants or modifications to our credit agreements in the past, there can be no assurance that we will be able to obtain these waivers or modifications in the future.

The variable rate indebtedness with PNC subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

The Company’s borrowings through PNC bear interest at variable rates, exposing the Company to interest rate risk. The Company entered into an Interest Rate Swap Agreement with a notional balance of $11 million in conjunction with the November 2012 Revolving Credit, Term Loan, and Security Agreement entered into with PNC, effectively hedging a portion of our risk at a fixed interest rate of 4.25% plus 0.64% for the duration of the PNC Term Loan. However, the Company decided not to hedge against the interest rate risk associated with the revolving line of credit (with a maximum available balance of $5 million). We may increase, decrease or terminate some or all of these hedging arrangements in the future. Depending on our overall hedging level, our debt service obligations could increase significantly in the event of large increases in interest rates.

Our debt obligations, which may increase in the future, may reduce our financial and operating flexibility.

As of December 31, 2013, we had approximately $13.8 million of secured indebtedness. As of March 7, 2014, we have borrowed approximately $1.9 million under our credit facility, and have approximately $2.9 million of borrowing capacity available under our credit facility. In addition, we may incur substantial additional indebtedness in the future. If new debt or other liabilities are added to our current debt levels, the related risks that we now face would increase.

A high level of indebtedness subjects us to a number of adverse risks. In particular, a high level of indebtedness may make it more likely that a reduction in the borrowing base of our credit facility following a periodic redetermination could require us to repay a portion of outstanding borrowings, may impair our ability to obtain additional financing in the future, and increases the risk that we may default on our debt obligations. In addition, we must devote a significant portion of our cash flows to service our debt, and we are subject to interest rate risk under our credit facility, which bears interest at a variable rate. Any increase in our interest rates could have an adverse impact on our financial condition, results of operations and growth prospects.

Our ability to meet our debt obligations and to reduce our level of indebtedness depends on our future performance. General economic conditions, oil and natural gas prices and financial, business and other factors affect our operations and our future performance. Many of these factors are beyond our control. If we do not have sufficient funds on hand to pay our debt when due, we may be required to seek a waiver or amendment from our lenders, refinance our indebtedness, incur additional indebtedness, sell assets or sell additional shares of securities. We may not be able to complete such transactions on terms acceptable to us, or at all. Our failure to generate sufficient funds to pay our debts or to undertake any of these actions successfully could result in a default on our debt obligations, which would materially adversely affect our business, results of operations and financial condition.

Risks Attendant with Principal Shareholder’s Guarantee of the Company’s Indebtedness to PNC.

Michael D. Herman is beneficial owner of 39.3% of the Company’s outstanding common stock and the chairman of its board of directors. As a condition of making the November 2012 loan to the Company, PNC required Mr. Herman to guarantee $3,500,000 of the amount borrowed from PNC. Although the guarantee is not collateralized by any of Mr. Herman’s assets, should the Company default on its obligations to PNC and the guarantor not meet his contractual obligations, it is possible that PNC may obtain possession and ownership of a controlling number of shares of the Company’s common stock. The fact of the guarantee and his potential liability thereunder is a potential conflict between Mr. Herman’s personal interests and those of the Company.

Risks Related to this Offering

Terms of subsequent financings may adversely impact your investment.

We may have to raise additional equity or debt in the future. In that event, your rights and the value of your investment in the common stock could be reduced. For example, if we issue debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of shareholders until the debt is paid. Interest on these debt securities would increase costs and could negatively impact operating results.

Additionally, all borrowings under our debt facility with PNC are secured by our assets. Borrowings outside the debt facility may have to be unsecured, and accordingly, such borrowings, if obtainable, would have a higher interest rate, which would increase debt service and more negatively impact operating results.

Preferred stock could be issued in series from time to time with such designations, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock will be determined by our Board of Directors and could be more advantageous to those investors than to the holders of common stock. In addition, if we need to raise more equity capital from sale of common stock, institutional or other investors may negotiate terms at least and possibly more favorable than the terms of this Offering.

The Company’s Certificate of Incorporation does not provide shareholders the pre-emptive right to buy shares from the Company. As a result, you will not have the automatic ability to avoid dilution in your percentage ownership of the company.

Because we have no plans to pay dividends on our common stock, investors must look solely to stock appreciation for a return on their investment in us.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all future earnings to fund the development and growth of our business. Any payment of future dividends will be at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends and other considerations that the board of directors deems relevant.

Investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

General Corporate Risks

Concentration of ownership in Mr. Herman makes it unlikely that any stockholder will be able to influence the election of directors or engage in a change of control transaction.

Because Mr. Herman directly and indirectly owns approximately 39.3% of the Company’s outstanding common stock, he has the ability to heavily influence the election of our directors when they again stand for reelection. Furthermore, it is likely that no person seeking control of the Company through stock ownership will be able to succeed in doing so without negotiating an arrangement to do so with Mr. Herman. For so long as Mr. Herman continues to own a significant percentage of the outstanding shares of the Company common stock, he will retain such influence over the election of the board of directors and the negotiation of any change of control transaction.

Provisions in our charter documents could prevent or delay a change in control or a takeover.

Provisions in our bylaws provide certain requirements for the nomination of directors which preclude a stockholder from nominating a candidate to stand for election at any annual meeting. As described in Section 2.12 of the Company’s bylaws, nominations must be presented to the Company well in advance of a scheduled annual meeting, and the notification must include specific information as set forth in that section. The Company believes that such a provision provides reasonable notice of the nominees to the board of directors, but it may preclude stockholder nomination at a meeting where the stockholder is not familiar with nomination procedures and, therefore, may prevent or delay a change of control or takeover.

Although the Delaware General Corporation Law includes §112 which provides that bylaws of Delaware corporations may require the corporation to include in its proxy materials one or more nominees submitted by stockholders in addition to individuals nominated by the board of directors, the bylaws of the Company do not so provide. As a result, if any stockholder desires to nominate persons for election to the board of directors, the proponent will have to incur all of the costs normally associated with a proxy contest.

Indemnification of officers and directors may result in unanticipated expenses.

The Delaware General Corporation Law and our Amended and Restated Certificate of Incorporation and bylaws provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with us or activities on our behalf. We also will bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay them if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup and could direct funds away from our business and products (if any).

We have significant obligations under the Exchange Act.

Because we are a public company filing reports under the Securities Exchange Act of Exchange Act, we are subject to increased regulatory scrutiny and extensive and complex regulation. The Securities and Exchange Commission has the right to review the accuracy and completeness of our reports, press releases, and other public documents. In addition, we are subject to extensive requirements to institute and maintain financial accounting controls and for the accuracy and completeness of our books and records.

Forward-looking statements may prove to be inaccurate.

In our effort to make the information in this report more meaningful, this report contains both historical and forward-looking statements. All statements other than statements of historical fact are forward-looking statements within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements in this report are not based on historical facts, but rather reflect the current expectations of our management concerning future results and events. It should be noted that because we are a “penny stock,” the protections provided by Section 27A of the Securities Act of 1933, and Section 21E of the Exchange Act do not apply to us. We have attempted to qualify our forward-looking statements with appropriate cautionary language to take advantage of the judicially-created doctrine of “bespeaks caution” and other protections.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance and achievements to be different from any future results, performance and achievements expressed or implied by these statements. These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in the forward-looking statements in this annual report. Other unknown or unpredictable factors also could have material adverse effects on our future results.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will not receive any proceeds from the sale of shares of our Common Stock by any Selling Security Holder named in such prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the shares from the shelf offering under this prospectus for working capital to fund the expansion of the Company’s operations. Specific allocations of the proceeds for such purposes have not been made at this time.

SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired shares, or will acquire shares from the Company from time to time upon exercise of certain warrants. This prospectus and any prospectus supplement will only permit the selling security holders to sell the shares identified in the column “Number of Shares of Common Stock Offered Hereby”.

The selling security holders may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement. The selling security holders may offer all or some portion of the securities they hold, but only shares of Company common stock that are currently outstanding or are acquired upon the exercise of certain warrants, and in either case included in the “Number of Shares of Common Stock Offered Hereby” column, may be sold pursuant to this prospectus or any applicable prospectus supplement. To the extent that any of the selling security holders are brokers or dealers, they may be deemed to be “underwriters” within the meaning of the Securities Act.

The following table sets forth the name of persons who are offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. The information appearing in the table below is based on information provided by or on behalf of the named selling security holders. We will not receive any proceeds from the resale of the common stock by the selling security holders.

Name	Number of Shares of Common Stock Beneficially Owned Prior to this Offering	Number of Shares of Common Stock Offered Hereby(1)	Number of Shares of Common Stock after Offering(2)
Michael Herman(3)	7,681,707	1,000,000	6,681,707
Debra Herman(3)	6,533,660	6,533,660	0
Cross River Partners LP(4)	2,665,477	2,665,447	0
Rick D. Kasch(5)	2,909,424(5)	1,400,000	1,509,424(5)
R.V. Bailey and Mieko N. Bailey(6)	1,330,855(6)	1,230,855	100,000
Kyle Krueger	166,551	166,551	0
Gerard P. Laheney(7)	308,700(7)	108,700	200,000(7)
Geoff High(8)	183,200	155,000	28,200
John “Jay” Pfeiffer(9)	189,888	189,888	0
Scot Cohen	178,500	178,500	0
Iroquois Master Fund Ltd(10)	140,895	140,895	0
Jack Batalion	108,000	108,000	0
Hudson Bay Master Fund Ltd(11)	1	1	0
Masynda Trust(12)	100,000	100,000	0
Mark Rubin(13)	69,142	69,142	0
Barry Honig	80,080	80,080	0
Jason Diamond(14)	52,099	52,099	0
Nicholas P.S. Killebrew(15)	50,650	50,650	0
Ryan McGaver(16)	3,000	3,000	0
Palladium Capital Advisors, LLC(17)	3,219	3,219	0
TOTAL	22,775,048	14,235,717	8,519,331

(1)
The beneficial ownership of the common stock by the selling security holder set forth in the table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days.

(2)
Assumes that all securities registered will be sold. Upon this assumption none of the selling security holders will own more than 1% of the outstanding shares of the Company after the Offering, except Mr. Herman and Mr. Kasch, who will beneficially own 18.4% and 4.1%, respectively, after the offering, assuming that all of the shares that each is offering hereby are sold.
(3)
Michael Herman and Debra Herman are husband and wife. Each of their shares are listed separately, but may be combined for the purposes of calculating beneficial ownership. Michael Herman is Chairman of the Board of Directors for the Company.  Since April 1, 2010, Michael Herman has converted debt securities of the Company to equity securities, and has exercised underlying warrants for common shares of the Company
(4)
Richard A. Murphy is the Managing Partner of Cross River Partners LP, and he holds the voting and dispositive power of the shares beneficially owned by Cross River Partners LP.
(5)
Rick D. Kasch is President, CEO and a director of Enservco, and President of all subsidiaries of Enservco. Shares represented here include 1,325,000 shares underlying vested stock options and 37,500 shares underlying warrants.
(6)
R.V. Bailey and Mieko N. Bailey are husband and wife. R.V. Bailey and R.V. Bailey, TTEE, RV Bailey Living Trust U/A DTD 10/19/2010 hold 942,656 shares, and Frederic Gerber, TTEE, RV & Mieko N Bailey IRRV TR I U/A DTD 03/06/2014 owns 375,000 shares. Mieko N. Bailey, TTEE, Mieko N. Bailey Living Trust U/A DTD 10/19/2010 owns 13,199 shares (for the purposes of Section 16(b) of the Securities Exchange Act of 1934, R.V. Bailey disclaims beneficial ownership of the shares held by Mieko N. Bailey, TTEE, Mieko N. Bailey Living Trust U/A DTD 10/19/2010).
(7)
Gerard P. Laheney is a director of Enservco. Shares represented here include 200,000 shares underlying vested stock options.
(8)
Geoff High is an affiliate of Pfeiffer High Investor Relations, Inc., a consulting company which provides consulting services to Enservco.
(9)
John “Jay” Pfeiffer is an affiliate of Pfeiffer High Investor Relations, Inc., a consulting company which provides consulting services to Enservco.
(10)
Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Consequently, Iroquois Capital Management L.L.C. has voting control and investment discretion over securities held by Iroquois Master Fund, Ltd. As managing members of Iroquois Capital Management L.L.C., Joshua Silverman and Richard Abbe hold the voting and dispositive power over the shares beneficially owned by Iroquois Master Fund, Ltd., and may be deemed to beneficially own the securities held by Iroquois Master Fund, Ltd.
(11)
Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Sander Gerber disclaims beneficial ownership of these securities.
(12)
Nancy J. Chase is the trustee for the Masynda Trust, and she holds the voting and dispositive power over the shares owned by Masynda Trust.
(13)
Mark Rubin is an employee, and therefore an affiliate, of a registered broker-dealer (previously Kuhns Brothers Securities Corp. and currently Drexel Hamilton, LLC). Mr. Rubin has represented to the Company that he received his warrants or shares on his own behalf in the ordinary course of business, and that at the time he received the shares and warrants and at the time he exercises the warrants, he had (or will have) no agreements or understandings, directly or indirectly, with any party to distribute the shares.

(14)
Jason Diamond is an employee, and therefore an affiliate, of a registered broker-dealer (previously Kuhns Brothers Securities Corp. and currently Drexel Hamilton, LLC). Mr. Diamond has represented to the Company that he received his warrants or shares on his own behalf in the ordinary course of business, and that at the time he received the shares and warrants and at the time he exercises the warrants, he had (or will have) no agreements or understandings, directly or indirectly, with any party to distribute the shares.
(15)
Nicholas P.S. Killebrew was an employee, and therefore an affiliate, of a registered broker-dealer (Kuhns Brothers Securities Corp.) at the time he received his warrants. Mr. Killebrew has represented to the Company that he received his warrants or shares on his own behalf in the ordinary course of business, and that at the time he received the shares and warrants and at the time he exercises the warrants, he had (or will have) no agreements or understandings, directly or indirectly, with any party to distribute the shares.
(16)
Ryan McGaver is an employee, and therefore an affiliate, of a registered broker dealer (previously Kuhns Brothers Securities Corp. and currently Drexel Hamilton, LLC). Mr. McGaver has represented to the Company that he received his warrants or shares on his own behalf in the ordinary course of business, and that at the time he received the shares and warrants and at the time he exercises the warrants, he had (or will have) no agreements or understandings, directly or indirectly, with any party to distribute the shares.
(17)
Joel Padowitz is the CEO of Palladium Capital Advisors, LLC (“Palladium”), and he holds the voting and dispositive power of the shares beneficially owned by Palladium. Palladium is a registered broker-dealer, and the shares held by it were received in exchange for investment banking services provided to Enservco. Palladium has represented to the Company that it received its warrants or shares on its own behalf in the ordinary course of business, and that at the time it received the warrants and at the time it exercises the warrants, it had (or will have) no agreements or understandings, directly or indirectly, with any party to distribute the shares.

PLAN OF DISTRIBUTION

Shares sold by Selling Security Holders.

Each Selling Security Holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Security Holder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the date of this prospectus;
●	sale of a specified number of such shares at a stipulated price per share by agreement between the broker-dealer and the Selling Security Holder;
●	a combination of any such methods of sale;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
●	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under the prospectus.

Broker-dealers engaged by the Selling Security Holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Security Holder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

The Selling Security Holders and any broker-dealers or agents that are involved in selling our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Security Holder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

The Resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state or provincial securities laws. In addition, in certain states or provinces, the Resale Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Security Holders or any other person.

Shares sold pursuant to Shelf Offering.

The Company may sell the Shelf Shares offered under this prospectus through agents, through underwriters or dealers, or directly to one or more purchasers.

Underwriters, dealers, and agents that participate in the distribution of the Shelf Shares may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the Shelf Shares by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which these securities may be listed.

The distribution of these securities may occur from time to time in one or more transactions at a fixed price or prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have the authority under the Delaware General Corporation Law to indemnify our directors and officers to the extent provided for in such statute. Set forth below is a discussion of Delaware law regarding indemnification that we believe discloses the material aspects of such law on this subject. The Delaware law provides, in part, that a corporation may indemnify a director or officer or other person who was, is or is threatened to be made a named defendant or respondent in a proceeding because such person is or was a director, officer, employee or agent of the corporation, if it is determined that such person:

●	conducted himself or herself in good faith;
●
reasonably believed, in the case of conduct in his or her official capacity as a director or officer of the corporation, that his or her conduct was in the corporation’s best interest and, in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and

●	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

A corporation may indemnify a person under the Delaware law against judgments, penalties, including excise and similar taxes, fines, settlement, and unreasonable expenses actually incurred by the person in connection with the proceeding. If the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The corporation may also pay or reimburse expenses incurred by a person in connection with his or her appearance as a witness or other participation in a proceeding at a time when the person is not a named defendant or respondent in the proceeding.

Our amended and restated certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for: (a) a breach of the directors’ duty of loyalty to us or our stockholders; (b) an act or omission not in good faith that constitutes a breach of duty of the director to us or an act or omission that involves intentional misconduct or a knowing violation of the law; (c) for violations of Section 174 of the Delaware General Corporation Law; or (d) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office. Limitations on liability provided for in our Certificate of Incorporation do not restrict the availability of non-monetary remedies and do not affect a director’s responsibility under any other law, such as the federal securities laws or state or federal environmental laws.

We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as executive officers and directors. The inclusion of these provisions in our Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted us or our stockholders.

Our Bylaws provide that we will indemnify our directors to the fullest extent provided by the Delaware General Corporation Law and we may, if and to the extent authorized by our Board, so indemnify our officers and other persons whom we have the power to indemnify against liability, reasonable expense or other matters.

In February 2014, the Company entered into indemnification agreements with each of the Company’s officers, and directors. These agreements provide that subject to limited exceptions the Company will indemnify the person named in the agreement from any actual or threatened legal actions related to the fact that such person was or is an officer, director, or agent of the Company while that person was serving as an officer, director, or agent of the Company or for a related party at the request of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

             Shares

Enservco Corporation

Common Stock

Prospectus Supplement
            , 2016

William Blair